UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Village Road, Suite 100

Middleton, Massachusetts 01949

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 16, 2026, SCWorx Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with ten accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement (the “Private Placement”), an aggregate of 350,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with warrants (the “Warrants”) to purchase up to an aggregate of 350,000 shares of Common Stock (the “Warrant Shares”). Each Share was sold together with one Warrant to purchase one share of Common Stock at a combined purchase price of $2.68 per Share and accompanying Warrant. The Private Placement closed on September 16, 2026. The aggregate gross proceeds to the Company from the Private Placement were $938,000, before deducting offering expenses payable by the Company.

Each Warrant has an exercise price of $2.56 per share, is exercisable immediately upon issuance and expires at 5:00 p.m. (New York City time) on the fifth anniversary of the initial exercise date. If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares by the holder, the Warrant may be exercised on a cashless basis pursuant to the formula set forth in the Warrant. The exercise price and the number of Warrant Shares are subject to adjustment in the event of stock dividends, stock splits, combinations, reclassifications and similar events affecting the Common Stock, and the holder is entitled to participate in certain rights offerings and pro rata distributions to holders of Common Stock on an as-exercised basis, in each case as set forth in the Warrant.

In the event of a Fundamental Transaction (as defined in the Warrant, and including, among other things, a merger or consolidation of the Company, a sale of all or substantially all of its assets, or a transaction in which another person or group acquires 50% or more of the outstanding Common Stock), the holder will be entitled upon exercise to receive the consideration receivable in such transaction by a holder of the number of shares of Common Stock for which the Warrant is then exercisable, and the Company or any successor entity will be required, at the option of the holder exercisable within 30 days after the consummation of such transaction, to purchase the unexercised portion of the Warrant for cash in an amount equal to its Black Scholes Value (as defined in the Warrant), subject to certain limitations in the case of a Fundamental Transaction that is not within the Company’s control. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after giving effect to such exercise, which limitation the holder may increase or decrease on 61 days’ notice to the Company, provided that the limitation may in no event exceed 9.99%.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchasers, and customary indemnification obligations of the Company in favor of the Purchasers. Pursuant to the Purchase Agreement, the Company agreed to file a registration statement on Form S-3 registering the resale of the Warrant Shares within 30 calendar days following the closing and to use commercially reasonable efforts to cause it to be declared effective within 60 calendar days following the closing (or 90 calendar days in the event of a full review by the Securities and Exchange Commission (the “SEC”)). The Company also agreed, subject to certain exceptions, not to issue any shares of Common Stock or Common Stock equivalents for a period of 90 days following the closing and not to effect any “variable rate transaction” (as defined in the Purchase Agreement) for a period of one year following the closing.

The Purchase Agreement further provides that the proceeds of the Private Placement will be held in a segregated deposit account of the Company for a period of 90 days following the closing. If either (i) the Common Stock does not resume trading on The Nasdaq Capital Market by October 31, 2026 or (ii) prior to that date the Company receives a determination letter from The Nasdaq Stock Market LLC delisting the Common Stock, each Purchaser will have the right, exercisable by written notice delivered within five business days after the earlier of such events, to require the Company to terminate such Purchaser’s purchase of securities under the Purchase Agreement, in which case the Company will be required, within three trading days after receipt of such notice, to pay such Purchaser in cash an amount equal to such Purchaser’s subscription amount against surrender of all of such Purchaser’s Shares and Warrants for cancellation.

Placement Agency Agreement

On September 14, 2026, the Company entered into a letter agreement (the “Placement Agency Agreement”) with Dawson James Securities, Inc. (“Dawson James”), pursuant to which Dawson James agreed to act as the Company’s exclusive placement agent, advisor or underwriter in connection with any offering of the Company’s securities for a term of twelve months, on a reasonable best efforts basis. In connection with the Private Placement, the Company agreed to issue to Dawson James a number of shares of Common Stock equal to 9.99% of the total number of shares of Common Stock outstanding immediately following the closing of the Private Placement (the “Fee Shares”), representing 49,860 shares of Common Stock, and to reimburse Dawson James for its accountable expenses, including legal fees, in an amount not to exceed $50,000. The Company also agreed to pay Dawson James a cash fee equal to 5.0% of the aggregate gross proceeds received by the Company from the Private Placement and any exercise for cash of the Warrants, and a cash fee (or, in the case of an underwritten offering, an underwriting discount) equal to 6.0% of the aggregate gross proceeds raised in each subsequent offering consummated during the term of the Placement Agency Agreement. The Placement Agency Agreement contains customary representations, warranties and indemnification provisions.

The foregoing descriptions of the Purchase Agreement and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and the form of Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares, the Warrants, the Warrant Shares and the Fee Shares were offered and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering. Each Purchaser represented to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act, that it is acquiring the securities as principal for its own account and not with a view to, or for distributing or reselling such securities in violation of, the Securities Act, and that it is a sophisticated investor with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment. The securities were offered and sold without any form of general solicitation or general advertising. The Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, and the certificates or book-entry positions representing such securities bear a restrictive legend to that effect. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant issued September 16, 2026.
10.1	Form of Securities Purchase Agreement, dated as of September 16, 2026, by and among SCWorx Corp. and the purchasers identified on the signature pages thereto. [Purchaser signature pages and schedules omitted pursuant to Item 601(a)(5) and Item 601(a)(6) of Regulation S-K; the Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.]
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWORX CORP.

Date: September 22, 2026	By:	/s/ Chris Kohler
	Name:	Chris Kohler
	Title:	Chief Financial Officer

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